UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 16, 2004

HEALTHCARE REALTY TRUST INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	1-11852	62-1507028
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3310 West End Avenue
Suite 700
Nashville, Tennessee 37203
(Address of principal executive offices)

(615) 269-8175
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-99.1 YEARS ENDED CONSOLIDATED STATEMENTS
EX-99.2 THREE MONTHS CONSOLIDATED STATEMENTS
EX-99.3 THREE & SIX MONTHS CONSOLIDATED STATEMENTS
EX-99.4 THREE & NINE MONTH CONSOLIDATED STATEMENTS

Item 5. Other Events and Regulation FD Disclosure

     In response to the Securities and Exchange Commission’s comment letter regarding the Company’s 2002 Form 10-K, the Company is filing this Form 8-K to present restated, unaudited statements of income for the years ending December 31, 2002, 2001 and 2000 and quarter of and year to date statements of income for each quarter of 2003 and 2002 to show the effect of the reclassification of properties disposed of since January 1, 2002 as discontinued operations. As such, the financial statements previously filed in the Company’s 2002 Form 10-K and report of independent auditors related thereto and 2003 Forms 10-Q should not be relied upon. Net income and Funds From Operations remain the same. The Company’s Balance Sheets, Statements of Stockholders’ Equity, and Statements of Cash Flows are unaffected by this new presentation.

     When the Company files its Form 10-K for 2003, the Company will present as discontinued operations the operating results and gain or loss resulting from all real estate asset sales since January 1, 2002. If the Company had followed this presentation in the Form 10-K for 2002 and in the Forms 10-Q for 2003, the income statements would differ from those actually filed because of the reclassification of operating results and gain or loss associated with the real estate assets sold to discontinued operations. Net income and Funds From Operations remain the same. The Company’s Balance Sheets, Statements of Stockholders’ Equity, and Statements of Cash Flows are unaffected by this new presentation.

     The Company’s restated, unaudited statements of income for the years 2002, 2001, and 2000 show the effect of this reclassification of the properties disposed of to discontinued operations. In addition, the restated, unaudited quarter of and year to date statements of income for each quarter of 2003 and 2002 are presented in the same manner.

Item 7. Financial Statements and Exhibits

     c) Exhibits

99.1	Consolidated Statements of Income for the Years Ended December 31, 2002, 2001 and 2000, as restated (Unaudited)

99.2	Consolidated Statements of Income for the Three Months Ended March 31, 2003 and 2002, as restated (Unaudited)

99.3	Consolidated Statements of Income for the Three and Six Months Ended June 30, 2003 and 2002, as restated (Unaudited)

99.4	Consolidated Statements of Income for the Three and Nine Months Ended September 30, 2003 and 2002, as restated (Unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED

By /s/ Scott W. Holmes Scott W. Holmes Senior Vice President and Chief Financial Officer

Date: January 16, 2004